KENTUCKY INVESTORS, INC.
                               200 CAPITAL AVENUE
                           FRANKFORT, KENTUCKY 40601


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000


TO THE SHAREHOLDERS OF
KENTUCKY INVESTORS, INC.

 Notice is hereby given that the annual meeting of shareholders of Kentucky Investors, Inc., a Kentucky corporation, (the "Company") will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 11, 2000, at 11:00 A.M. (Eastern Daylight Time), for the following purposes:

 (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

 (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

 The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 24, 2000, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

 It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope. The proxy is being solicited by and on behalf of the Board of Directors of the Company.

 Your attention is directed to the Company's 1999 annual report and to the proxy statement, both of which accompany this notice.

By Order of the Board of Directors
/s/
Wilma Yeary, FLMI/CPS, Secretary
P.O. Box 717
Frankfort, Kentucky 40602
April 13, 2000

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2000

 The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Kentucky Investors, Inc. (the "Company" or "KII"), for use at the annual meeting of shareholders of the Company to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 11, 2000, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED
 A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given by giving written notice to the Secretary of the Company as provided by Kentucky Revised Statutes 271B.7-220(6).

COST AND METHOD OF SOLICITATION
 The Board of Directors intends to solicit proxies by use of the mails, and all costs of soliciting proxies for this annual meeting will be borne by the Company. The proxy statement and form of proxy will be mailed to the shareholders on April 13, 2000.

VOTING SECURITIES
 The Company has issued one class of capital stock. There are 1,445,397.160 shares outstanding of which 1,148,592.160 are entitled to one vote each, except that in election of Directors, cumulative voting rights apply as provided by Kentucky Revised Statutes 271B.7-280. Each shareholder shall have the right to cast as many votes in the aggregate as he is entitled to vote, multiplied by the number of Directors to be elected, and may cast the whole number for one candidate or distribute such votes among two or more candidates. Investors Heritage Life Insurance Company ("IHLIC"), 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 197,020 shares or 17% of the stock of the Company. Investors Underwriters, Inc. ("IUI"), 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 8% of the stock of the Company. IHLIC owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 140,620 shares or 12% of the Company. No other person is known by the Company to own of record, or beneficially, more than 5% of the Company's capital stock except as shown on the table below. The Board of Directors has fixed March 24, 2000, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:
   (1) To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

   (2) To transact such other business as may properly come before the meeting, or any adjournment thereof.

ELECTION OF DIRECTORS
 The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

 The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

 The following information is given with respect to the nominees for election as Directors and for each of the other Directors whose terms will continue after the meeting except as noted. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting. Each of the Directors has had the business experience indicated for more than five years except for Gordon Duke. In 1992 Mr. Duke became President of Court Key, Inc. From February 1994 to March 1999 Mr. Duke was the Executive Vice President, Asset Management Division for Webb Companies, Lexington, Kentucky. On March 8, 1999 Mr. Duke was employed by the Commonwealth of Kentucky, Department of Financial Incentives, Cabinet for Economic Development.


                                                          Number of Shares of
                                                 Capital Stock of the Company
                                                 Beneficially Owned, Directly
                                                   or Indirectly, by Nominees
                                                       and Other Directors as
                                                         of December 31, 1999

Name, Position                                    Kentucky         Percentage
With the Company                  Director        Investors,         of Stock
& Business Experience             Since           Inc. (1)              Owned

NOMINEES:
+H. Glenn Doran                      1963          20,970.920      1%
a*Director. Chairman of the
 Board, Peoples Bank of
 Murray.  Director, IHLIC.
 Age 74.

abJerry F. Howell                    1963          6,703.080       (-)
Director. Independent Investor.                    (2)
Director, IHLIC. Age 85.

a*Dr. Jerry F. Howell, Jr.           1983          34,893.760      3%
Director. Professor Emeritus,
Dept. of Biological and
Environmental Sciences,
Morehead State University.
Director, IHLIC. Age 58.

Other Directors Whose Terms Will Continue After Meeting:

aDavid W. Reed                       1982          27,455.360      2%
Director. Independent Businessman. Age 45.

Helen S. Wagner                      1986          33,100          2%
Director. Real Estate Broker, Secretary/           (3)
Treasurer, Wagner-Shuck Builders,
Inc. Director, IHLIC.  Age 63.

+Gordon Duke                         1991          178.200         (-)
Director. Commonwealth of
Kentucky, Department of
Financial Incentives, Cabinet
for Economic Development.
Director, IHLIC.  Age 54.

*+Robert M. Hardy, Jr.               1988          16,802.899      1%
bDirector & General Counsel.  Director,            (4)
Vice President, General Counsel,
IHLIC. Age 42.

*+Harry Lee Waterfield II            1963          885,368.350     77%
abChairman of  the Board &                        (5) (6) (7) (8)
President. Chairman                               (9) (10) (11)
of the Board,  President & Chief Executive        (12) (13) (14)
Officer, IHLIC. Age 56.                           (15)

All Directors and Officers as a Group:            1,060,681.600

* Member of Executive Committee    a Member of Audit Committee
+ Member of Finance Committee      b Member of Nominating Committee
(-) Indicates less than 1%


(1) At December 31, 1999, 1,148,592.160 shares were outstanding and entitled to vote.
(2)  Held under Jerry F. Howell, Sr. revocable living trust agreement dated 3-7-
96.
(3) Includes 13,302 shares of KII held in an irrevocable trust for the benefit of the children of Helen S. Wagner.
(4) Includes 8,591.259 shares of KII held in Trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank") under Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan and Trust Agreement ("401(k) Plan").
(5) Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, IHLIC, IUI, TAP & CO. and KII Employee Retirement Plan.
(6) Includes 140,620 shares of KII owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.
(7) Includes 42,632.080 shares of KII owned by HLW Corporation of which Mr. Waterfield II is an officer.
(8) Includes 15,222 shares of KII held in trust for the benefit of the children of Harry Lee Waterfield.
(9) Includes 17,652.516 shares of KII held in Trust by Farmers Bank under the 401(k) Plan.
(10) Includes 12,353 shares of KII held by Nancy Waterfield Walton - see Footnote (5).
(11) Includes 9,800.840 shares of KII held by RoseGayle Waterfield Hardy - see Footnote (5).
(12) Includes 197,946 shares of KII held by IHLIC and 94,185 shares of KII held by IUI. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.
(13) Includes 265,958.880 or 23% of the shares of KII, held in the name of TAP & CO. for the benefit of employees who participate in the 401(k) Plan. Mr. Waterfield II is a member of the Administrative Committee, which directs the voting of these shares.
(14) Includes 31,000 shares of KII owned by the Kentucky Investors, Inc., Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.
(15) Includes 36,325 shares of KII held in the name of CEDE & CO., nominee for the twelve separate Irrevocable Trusts, four each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.

  Meetings of the Board of Directors are held on call and there is an organizational meeting following the annual meeting of shareholders. The Board had 14 meetings in 1999.

  The Board has an Executive Committee that exercises the power of the Board of Directors in management of the business affairs during intervals between meetings of the Board. The Board considers the action of the Executive Committee and has approval and veto power over its actions. The Executive Committee met three times in 1999.

  The Board of Directors has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board
of Directors.   The Finance Committee met five times in 1999.

  The Board of Directors has designated an Audit Committee that meets on call and reviews the work of the independent auditors, reviews internally prepared financial statements for unusual trends and/or financial account relationships and reviews the audit reports prepared by the departments of insurance and regulatory authorities in the various states in which the Company operates. The Audit Committee met one time during 1999.

  The Board of Directors has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee met one time in 1999.

  The Board of Directors has not provided for a Compensation Committee because the Company does not pay any of its executive officers a regular salary. The Board of Directors of IHLIC has provided for a compensation committee which determines the compensation of its executive officers.

  No one except Jerry Howell attended fewer than 75% of the aggregate of the total number of Board and Committee meetings. The Directors were paid $100 for each Board Meeting.

SHAREHOLDER PROPOSALS FOR THE 2001 MEETING
  Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2001 annual meeting must forward this information to the Secretary of the Company no later than December 15, 2000.

COMPENSATION OF EXECUTIVE OFFICERS PAID BY THE CORPORATION AND ITS SUBSIDIARIES
  The Company does not pay any of its executive officers a regular salary; therefore, the Company does not have a Compensation Committee. The expense of the retirement plan to Kentucky Investors, Inc., for its executive officers is none. Seven executive officers of the Company, who also serve as Directors and/or officers of IHLIC were compensated by IHLIC. The following SUMMARY COMPENSATION TABLE sets forth each executive officer of the Company whose aggregate direct compensation received from IHLIC exceeded $100,000.



                                                      LONG TERM
                                                      COMPENSATION

                                                      AWARDS
                          ANNUAL COMPENSATION
NAME AND                                              SECURITIES
PRINCIAPL         YEAR    SALARY($)      BONUS        UNDERLYING
POSITION                                              OPTIONS/SAR'S

 Harry Lee Waterfield II
                  1999    $176,631(1)    $21,601       16,200
 President, Chairman of
                  1998    $164,580(1)    $20,597
 the Board & Chief
                  1997    $159,484(1)    $20,177
 Executive Officer


 Howard L. Graham 1999    $128,856(2)    $10,929         8,100
 Vice President-  1998    $121,460(2)    $10,542
 Corporate Services
                  1997    $117,694(1)    $10,181


 Robert M. Hardy, Jr.
                  1999    $105,210(1)    $10,827         8,100
 Vice President, General
                  1998    $  93,198(1)   $10,414
 Counsel & Director

(1) Amounts reported consist of director's fees from both IHLIC and KII and of contributions made by IHLIC under the 401(k) Plan. The Plan is available to all employees of IHLIC.
(2) Amounts reported consist of contributions made by the Company under the 401(k) Plan which is available to all employees of the company and contributions made by the Company to the Company's Deferred Compensation Plan which is available to eligible executive officers of the Company.

1999 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
The Kentucky Investors 1999 stock option and stock appreciation rights plan (the "1999 stock option plan") became effective as of September 16, 1999. The purpose of the 1999 stock option plan is to promote an increased interest in and a greater incentive to expand and improve profits, prosperity and welfare of the Company. The Company authorized for issuance a total of 250,000 shares of common stock under the 1999 stock option plan. The Company's board granted options to purchase 75,000 shares of common stock at $23.00 per share.

Stock Options. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified.

The 1999 stock option plan authorizes the Company's board or an option committee appointed by the board to grant non-qualified stock options under the Internal Revenue Code to the Company' and its subsidiaries' key employees and non-employee directors.

If an option granted under the 1999 stock option plan expires, is cancelled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan.

The 1999 stock option plan contains a change in control provision, which will permit the Company's board or option committee to terminate existing options. KII will then pay to the holders of the terminated options cash equal to the difference between the fair market value of the terminated options prior to the change in control and the exercise price of the options. A change in control occurs at the time either a person becomes the beneficial owner of a greater percentage of the combined voting power of KII common stock than the Waterfield family members have, or the Waterfield family members' percentage ownership of KII common stock for voting purposes falls below 20%. The Waterfield family members mean RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II, Chairman and President of KII, and any of their lineal descendants.

Stock Appreciation Rights. Any stock appreciation right awarded under the 1999 stock option plan shall entitle the recipient to the number of shares, cash or combination of cash and shares equal to the product of the excess of the fair market value of one share over the exercise price per share specified in the stock appreciation right or related option times the number of shares for which the recipient shall exercise the right.

Grants to Directors and Executive Officers. On September 24, 1999, the Company's board granted to the following directors and executive officers of KII options to purchase 65,250 shares of the KII common stock, all of which vest on September 24, 2001 and expire on September 24, 2009.

Stock Option Grants
The following table sets forth information regarding options granted or assumed by the Company to the named executive officers during the year ended December 31, 1999. Each option represents the right to purchase one share of common stock. The Company has not granted any stock appreciation rights.


                       Option Grants in Last Fiscal Year

                               Individual Grants

NAME              NUMBER OF   PER-      PER       EXPIRA- POTEN-
                  SECURITIES  CENT-     SHARE     TION    TIAL
                  UNDER-      OF        EXER-     DATE    REALIZA-
                  LYING       TOTAL     CISE              ABLE
                  OPTIONS     OPTIONS   PRICE             VALUE AT
                  GRANTED     GRANTED                     ASSUMED
                  (# SHARES)                              ANNUAL
                                                          RATES OF
                                                          STOCK
                                                          PRICE
                                                          APPRECIA-
                                                          TION FOR
                                                          OPTION
                                                          TERM
                                                          5%    10%

Harry Lee Waterfield II
                  16,200       21.6%    $23.00   9/24/09  -(1) -(1)
Howard L. Graham   8,100       10.8%    $23.00   9/24/09  -(1) -(1)
Robert M. Hardy, Jr.
                   8,100       10.8%    $23.00   9/24/09  -(1) -(1)

(1) The option exercise price exceeded the per share market value of KII common stock at the grant date and no appreciation in excess of the option exercise price has occurred with respect to this option at this assumed annual rate of stock price appreciation.

Option Exercises and Holdings
  The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 1999. There were no option exercises by a named executive officer during 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values


 HARRY LEE WATERFIELD II
    Shares Acquired on exercise (# shares)                  0
    Value Realized                                         $0
  Number of securities underlying unexercised options at fiscal year end (#
     shares)
     Exercisable                                            0
     Unexercisable                                          16,200
   Value of unexercised in-the-money options at fiscal year end (1)
     Exercisable                                            0
     Unexercisable                                          16,200


HOWARD L. GRAHAM
    Shares Acquired on exercise (# shares)                  0
    Value Realized                                          $0
  Number of securities underlying unexercised options at fiscal year end (#
     shares)
     Exercisable                                            0
     Unexercisable                                          8,100
   Value of unexercised in-the-money options at fiscal year end (1)
     Exercisable                                            0
     Unexercisable                                          8,100

ROBERT M. HARDY, JR.
Shares Acquired on exercise (# shares)                      0
    Value Realized                                          $0
  Number of securities underlying unexercised options at fiscal year end (#
     shares)
     Exercisable                                            0
     Unexercisable                                          8,100
   Value of unexercised in-the-money options at fiscal year end (1)
     Exercisable                                            0
     Unexercisable                                          8,100

  (1) The value of the in-the-money options is based on the $23.00 per share closing price of KII common stock on the OTC Bulletin Board on December 31, 1999.

STOCK PERFORMANCE GRAPH
  The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1999, as well as an overall stock market index (Russell 2000) and the Company's peer group index selected on an industry basis. The component companies utilized in the peer group include The Liberty Corp., Realiastar Financial Corp., Torchmark Corp. and UNUM Corp. The peer group utilized this year is identical to last year's peer group with the exception of Provident Companies, Inc. which was deleted due to the fact that it was merged into UNUM Corp. which is a member of the peer group. Historical returns are not maintained on Provident Companies, Inc. after the merger. Therefore, no financial data was available. The market capitalization of the peer group company is weighted in the performance graph.

            Comparison of Five-Year Cumulative Total Return*
        Kentucky Investors, Inc., Russell 2000 Index, Peer Group
                 (Performance results through 12/31/99

The Performance Graph Appears Here.


                    1994     1995       1996        1997    1998        1999
KINV              $100.00  $103.91    $108.91     $135.95 $153.77     $213.54
RUSSELL 2000      $100.00  $142.84    $180.40     $278.40 $283.24     $203.84
PEER GROUP        $100.00  $127.49    $154.73     $203.91 $190.75     $187.92

Assumes $100.00 invested at the close of trading 12/94 in KII common stock, Russell 2000 Index and Peer Group.
    *  Cumulative total return assumes reinvestment of dividends.

                                   Source: Research Data Group.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


AUDITORS
 Ernst & Young, LLP, Louisville, Kentucky, is the independent auditing firm for the Company and has been since 1981, including the most recent year of 1999. A representative is expected to be present at the shareholders' meeting with the opportunity to make a statement and will respond to appropriate questions. The services provided by Ernst & Young, LLP during 1999 consisted of the audit of the Company's financial statements and audit of the Company's employee benefit plans. No member of the firm of Ernst & Young, LLP has any relationship with the Company other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 There were no other transactions to which the Company was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

 At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        KENTUCKY INVESTORS, INC.
                                        /s/
                                        Wilma Yeary, FLMI/CPS, Secretary
Frankfort, Kentucky
April 13, 2000





(FRONT)


            -Proxy-        KENTUCKY INVESTORS, INC.         -Proxy-
                 200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Kentucky Investors, Inc. to be held on May 11, 2000, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 13, 2000 as follows:

(1)   Election of Directors
  _______ FOR all nominees listed below  (except  as marked to contrary below)
  _______ WITHHOLD AUTHORITY to vote for al nominees below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
 H. Glenn Doran          Jerry F. Howell          Dr. Jerry F. Howell, Jr.

(2) On any other matter which may come before the meeting in accordance with their best judgement.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.


(BACK)

To be counted this proxy must be signed, dated and received by the Corporate
Secretary of  Kentucky Investors, Inc., 200 Capital Avenue,   P. O. Box 717,
Frankfort, Kentucky 40602, on or before May 11, 2000.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on address. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.


____________________________________________________________

____________________________________________________________
Shareholder's signature

Date _____________________________,  2000